UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2010

 AMERICAN POWER CORP.
 (Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
333-151517 (Commission File Number)	26-0693872 (IRS Employer Identification Number)
16 Market Square Centre
1400 16th Street, Suite 400
Denver – CO 80202
Tel: 720.932.8389
Fax: 720.222.5151
(Address of principal executive offices)

 Copies to:
JPF Securities Law, LLC
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Tel: 704-897-8334
Fax: 270- 897-8338

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits

Item 7.01.  Regulation FD Disclosure.

On October 28, 2010 American Power Corp. (the “Registrant”) issued a press release to provide an update on its current operations.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The October 28, 2010 press release disclosed the decision of our board of directors to approve the exploration drilling program prepared by Weir International Inc. of Downers Grove, Illinois ("Weir") to evaluate the coal reserve potential on the Pace Coal Property in Judith Basin County, Montana.

Further to that announcement, on November 15, 2010 our management made a decision to withdraw from discussions with Peabody Investments Corp., a subsidiary of Peabody Energy Corp. ("Peabody"), whereby Peabody was to finance the exploration drilling program on the Pace Coal Property in exchange for an option to acquire any reserves of coal proved in the Pace Coal Property at the end of the exploration program. Our management feels that it would be in the best interest of the Company to undertake and fully finance such an exploration drilling program independent of Peabody at this time, and as such will proceed with it.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number

Description

99.1   Press Release of American Power Corp. dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Power Corp.

DATED: November 23, 2010	By:	/s/ Al Valencia
Al Valencia, Director, CEO